FIFTH AMENDMENT TO THE

PARTIAL FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIFTH AMENDMENT dated as of October 1, 2014, to the Partial Fund Administration Servicing Agreement, dated as of March 14, 2006, as amended February 28, 2007, April 10, 2007, May 1, 2014 and May 2, 2014 (the “Agreement”), is entered into by and among OHIO NATIONAL FUND, INC., a Maryland corporation, (the “Corporation”), OHIO NATIONAL INVESTMENTS, INC. (the “Adviser”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement shall be superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

OHIO NATIONAL FUND, INC.

By:	/s/ R. Todd Brockman

Name:	R. Todd Brockman

Title:	Treasurer

OHIO NATIONAL INVESTMENTS, INC.

By:	/s/ R. Todd Brockman

Name:	R. Todd Brockman

Title:	Treasurer

U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Michael R. McVoy

Name:	Michael R. McVoy

Title:	Executive Vice President

10/2014	1

Amended Exhibit B to the

Partial Fund Administration Servicing Agreement – Ohio National Fund, Inc.

Fees October 1, 2014

RIC Tax Service

$2,500 annually per Portfolio*

Advisor Information Source

$24,000 annually

Section 18 Daily Compliance Testing

$500 per month for the Risk Managed Balanced Portfolio*

$1,000 one time set up fee

Additional Services Included In Annual Fee Per Portfolio

¡	Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.

Out-Of-Pocket Expenses

Including but not limited to postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring, and conversion expenses (if necessary).

Additional Services

Available but not included above are the following services – USBFS legal administration (e.g., subsequent new fund launch), daily performance reporting, daily compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

*Subject to annual CPI Increase, Milwaukee MSA. Fees are calculated pro rata and billed monthly.

10/2014	2

Amended Exhibit B (continued) to the

Partial Fund Administration Servicing Agreement – Ohio National Fund, Inc.

Fund Administration & Compliance Portfolio Services – Supplemental Services Fee Schedule effective May 1, 2014

Additional Legal Administration Services

¡	Subsequent new fund launch – $15,000 /project
¡	Subsequent new share class launch – $10,000 /project
¡	Multi-managed funds – as negotiated based upon specific requirements
¡	Proxy – as negotiated based upon specific requirements

Daily Compliance Services

¡	Base fee – $20,000 /fund per year
¡	Setup – $2,500 /fund group

Section 15(c) Reporting

¡	$2,000 /fund per report – first class
¡	$600 /additional class report

Equity & Fixed Income Attribution Reporting

¡	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

BookMark Electronic Board Book Portal

¡	USBFS will establish a central, secure portal for Board materials using a unique client board URL.
¡	Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings,
¡	Features password-protected, encrypted servers with automatic failover.
¡	Training and ongoing system support.
¡	Accessible from your smart phone or iPad.
¡	Allows multiple users to access materials concurrently.
¡	Searchable archive.
¡	Ability to make personal comments.

Annual Fee Per Trust

¡	0 - 10 users - $4,800
¡	10 - 20 users - $6,000
¡	20 - 30 users - $7,000
¡	30 - 40 users - $8,000

10/2014	3